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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-37117 on Form S-3, Registration Statement No. 333-67696 on Form S-4 and Registration Statement Nos. 333-71764 and 333-67698 on Form S-8 of Science Applications International Corporation of our report dated March 25, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards No. 133, as amended), appearing in this Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2002.



/s/ DELOITTE & TOUCHE LLP


San Diego, California
April 12, 2002